Registration No. 333-222288

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

Registration Statement under

The Securities Act of 1933

___________________________

CAT9 GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	100 (Primary Standard Industrial Classification Code Number)	47-2912810 (I.R.S. Employer Identification Number)

CAT9 Group Inc.

Wenfa “Simon” Sun

Yudong Miaoshitai #46-9, Bana District, Chongqing, China 401321

Tel: 86 023 66223188

(Address of principal executive offices) (Zip code)

___________________________

Wenfa “Simon” Sun

Chongqing Bana District

Yudong Yingdan Plaza 63-3

Chongqing, China 401320

Tel: 86 023 66223188

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:

Darian B. Andersen

General Counsel, P.C.

1015 Waterwood Parkway, Suite G-A1

Edmond, OK 73034

Tel: (405) 330 2235

darianandersen@gmail.com

___________________________

Approximate date of commencement of proposed sale to public: This Post-Effective Amendment No. 1 is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging Growth company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On December 26, 2017, CAT9 Group Inc., (the “Company”) filed a registration statement on Form S-1, Registration No. 333-222288 (the “Registration Statement”), with the Securities and Exchange Commission to register the sale of up to 40,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the Registration Statement. The Registration Statement was declared effective on April 4, 2018.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, as amended by three pre-effective amendments (Registration No. 333-222288) of CAT9 Group Inc., a Delaware corporation to deregister all of the shares of Common Stock that have not been sold pursuant to the Registration Statement as of the date hereof. The Company hereby amends the Registration Statement to remove from registration 38,833,600 shares of the 40,000,000 shares of Common Stock covered by the Registration Statement that remain unsold. All unsold shares are hereby removed from the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Bana, Chongqing, China, on this 15th day of June, 2018.

CAT9 GROUP INC.

(Registrant)

By:	/s/ Wenfa “Simon” Sun
Wenfa “Simon” Sun
President, Chief Executive Officer, Chairman of the Board, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Wenfa “Simon” Sun
Wenfa “Simon” Sun
President, Chief Executive Officer, Chairman of the Board
Principal Executive Officer June 15, 2018

By:	/s/ Meihong “Sanya” Qian
Meihong “Sanya” Qian
Chief Financial Officer and Secretary
Principal Financial Officer
Principal Accounting Officer June 15, 2018

By:	/s/ Lu Shanhu
Lu Shanhu
Independent Director
June 15, 2018

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